As filed with the Securities and Exchange Commission on August 11, 2010

Registration No. 333-164058

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2835	31-1080091
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial Classification number)	(IRS employer identification number)
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425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(614) 793-7500
(Address and telephone number of principal executive offices)
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425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(Address of principal place of business)
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Brent L. Larson, Senior Vice President and Chief Financial Officer
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(614) 793-7500
(Name, address and telephone number of agent for service)
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Copies to:

William J. Kelly, Jr., Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Telephone No. (614) 227-2136
wjkelly@porterwright.com

Approximate date of commencement of proposed sale to the public:  Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of Securities

We originally registered 15,500,000 shares of our common stock pursuant to a Registration Statement on Form S-1 (File No. 333-164058) filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2009, which Registration Statement the SEC declared effective on January 7, 2010 (the “Registration Statement”). The Registration Statement related to the sale of shares of our common stock by Platinum-Montaur Life Sciences, LLC, named therein as the “selling stockholder,” upon the purchase of shares of our common stock through the conversion of promissory notes and shares of preferred stock, or the exercise of warrants.

We have filed this Post-effective Amendment No. 1 to the Registration Statement solely for the purpose of fulfilling the Company’s obligation under Item 512(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended, which requires that the Company remove from registration by means of a post-effective amendment any of the securities originally registered by the Registration Statement that remained unsold at the termination of the offering. Pursuant to this Post-effective Amendment No. 1 to the Registration Statement, we are seeking to deregister 8,334,015 shares of our common stock that were registered pursuant to the Registration Statement and not sold prior to the termination of the offering. Therefore, in accordance with our undertaking contained in Part II of the Registration Statement, we hereby respectfully request that the Securities and Exchange Commission remove from registration those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

Item 16.                      Exhibits.

Exhibit Number	Exhibit Description

24	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1, filed December 29, 2009 (Registration file No. 333-164058)).

Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has authorized this Post-effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned in the City of Dublin, Ohio, on August 2, 2010.

Neoprobe Corporation

By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David C. Bupp	President, Chief Executive Officer	August 2, 2010
David C. Bupp	and Director
(principal executive officer)

/s/ Brent L. Larson	Senior Vice President, Chief	August 2, 2010
Brent L. Larson	Financial Officer, Treasurer and
Secretary (principal financial officer
and principal accounting officer)

* Carl J. Aschinger, Jr.	Chairman of the Board of	August 2, 2010
Carl J. Aschinger, Jr.	Directors

* Gordon A. Troup	Vice Chairman of the Board of	August 2, 2010
Gordon A. Troup	Directors

* Kirby I. Bland, M.D.	Director	August 2, 2010
Kirby I. Bland, M.D.

Director
Brendan A. Ford

* Owen E. Johnson, M.D.	Director	August 2, 2010
Owen E. Johnson, M.D.

* Fred B. Miller	Director	August 2, 2010
Fred B. Miller

Director
Eric K. Rowinsky, M.D.

* By: /s/ Brent L. Larson
Brent L. Larson, attorney-in-fact for each
of the persons indicated